UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 17, 2013

TRUE RELIGION APPAREL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue
Vernon, California 90058
(Address of Principal Executive Offices, Zip Code)

(323) 266-3072
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendments to Employment Agreements

On April 17, 2013, True Religion Apparel, Inc. (the “Company”) amended the existing Employment Agreements with its President and Interim Chief Executive Officer, Lynne Koplin, and its Chief Financial Officer, Peter F. Collins.  For additional information relating to the amendments to the existing Employment Agreements, see Item 5.02 and Exhibits 10.1 and 10.2, which are being filed with this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                   Compensatory Arrangement of Certain Officers.

1.  On April 17, 2013, the Company and Lynne Koplin, the Company’s President, entered into a sixth amendment (the “Koplin Amendment”) to the Employment Agreement, dated December 16, 2012, by and between the Company and Ms. Koplin, as amended (the “Koplin Agreement”).  Pursuant to the Koplin Amendment:

 (i)           the term of the Koplin Agreement was extended such that, unless renewed in accordance with its terms, the Koplin Agreement will expire on June 1, 2014;

 (ii)           in addition to serving as President of the Company, Ms. Koplin has served as Interim Chief Executive Officer since March 19, 2013 and will continue in that capacity until such time as the board of directors of the Company (the “Board”) notifies her otherwise.  During the period that she serves as Interim Chief Executive Officer she will be entitled to a $20,000 per month stipend (pro-rated for partial months) in addition to the compensation she is entitled to receive under the Koplin Agreement in her capacity as President;

(iii)           if the Board appoints a new Chief Executive Officer (other than Ms. Koplin) during the period commencing April 17, 2013 and ending May 30, 2014 and Ms. Koplin resigns her position with the Company within ninety days thereafter with or without Good Reason (as defined in the Koplin Agreement), then Ms. Koplin will be entitled to receive the same severance compensation and other benefits as if such termination was made by the Company without cause;

(iv)           if the Company elects not to extend the term of the Koplin Agreement at the end of its term, and Ms. Koplin’s employment terminates during the 90-day period following the expiration of the term of the Koplin Agreement, then Ms. Koplin shall be entitled to receive the same severance compensation and other benefits as if such termination were made by the Company without cause; and

(v)           severance payable to Ms. Koplin upon termination for Good Reason  and the notice period applicable to the renewal or nonrenewal of the Koplin Agreement were restored to their original terms as if Amendment No. 3 to the Koplin Agreement, dated September 28, 2012, and Amendment No. 4, dated November 2, 2012, had not been entered into.

2.  On April 17, 2013, the Company and Peter F. Collins, the Company's Chief Financial Officer, entered into a first amendment (the “Collins Amendment”) to the Employment Agreement, dated August 16, 2010, by and between the Company and Mr. Collins (the “Collins Agreement”).  Pursuant to the Collins Amendment, if the Company elects not to extend the term of the Collins Agreement at the end of its term, and Mr. Collins’ employment terminates during the 90-day period following the expiration of the term of the Collins Agreement, then Mr. Collins shall be entitled to receive the same severance compensation and other benefits as if such termination were made by the Company without cause.

The foregoing summary description of the Koplin Amendment and the Collins Amendment does not purport to be complete and is qualified in its entirety by reference to the Koplin Amendment, filed as Exhibit 10.1 hereto, and the Collins Amendment, filed as Exhibit 10.2 hereto.

Item 9.01 Financial Statements and Exhibits.

10.1	Sixth Amendment, dated April 17, 2013, to Employment Agreement by and between Lynne Koplin and True Religion Apparel Inc.

10.2	First Amendment, dated April 17, 2013, to Employment Agreement by and between Peter F. Collins and True Religion Apparel Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 23, 2013	TRUE RELIGION APPAREL, INC

	By:	/s/ Peter F. Collins
	Name:	Peter F. Collins
	Title:	Chief Financial Officer
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INDEX TO EXHIBITS

10.1	Sixth Amendment, dated April 17, 2013, to Employment Agreement by and between Lynne Koplin and True Religion Apparel Inc.

10.2	First Amendment, dated April 17, 2013, to Employment Agreement by and between Peter F. Collins and True Religion Apparel Inc.

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